Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 66 to the Registration Statement (Form N-1A, No. 333-03013) of Morgan Stanley Variable Insurance Fund, Inc., and to the incorporation by reference of our reports, dated February 21, 2018, on Core Plus Fixed Income Portfolio, Emerging Markets Debt Portfolio, Emerging Markets Equity Portfolio, Global Franchise Portfolio, Global Infrastructure Portfolio, Global Real Estate Portfolio, Global Strategist Portfolio, Growth Portfolio, Mid Cap Growth Portfolio, and U.S. Real Estate Portfolio (the ten portfolios comprising Morgan Stanley Variable Insurance Fund, Inc.) included in each Annual Report to shareholders for the fiscal year ended December 31, 2017.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 12, 2018